UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2007

Comfort Systems USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13011	76-0526487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Post Oak Boulevard, Suite 500
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 830-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 20, 2007, Comfort Systems USA, Inc. (the “Company”) entered into an amended and restated senior credit facility (the “Facility”) arranged by Wachovia Bank, N.A. and provided by a syndicate of banks including Capital One, N.A. and Bank of Texas, N.A.  The Facility is secured by substantially all of our assets except for assets related to projects subject to surety bonds.  The Facility consists of a revolving credit facility that provides a $100 million line of credit to the Company.  This line of credit replaces the Company’s prior credit facility, which was entered into on June 30, 2005.

The new Facility will expire in February 2012.  The Facility contains only two financial covenants, which are:

Leverage Ratio — The Facility requires the ratio of the Company’s indebtedness less cash and cash equivalents to its Credit Facility Adjusted EBITDA not exceed 2.50.

Fixed Charge Coverage Ratio — The Facility requires that the ratio of Credit Facility Adjusted EBITDA, less non-financed capital expenditures, tax provision, dividends and amounts used to repurchase stock to the sum of interest expense and scheduled principal payments be at least 1.50.  Capital expenditures, tax provision, dividends and stock repurchase payments are defined under the Facility for purposes of this covenant to be amounts for the four quarters ending as of any given quarterly covenant compliance measurement date.  The calculation of the fixed charge coverage ratio was redefined to exclude acquisitions, stock repurchases and the payment of cash dividends, provided that the Leverage Ratio does not exceed 1.0.

Other Restrictions — The Facility permits acquisitions of up to $25 million per transaction, or $50 million in the aggregate.  However, these limitations only apply when the Leverage Ratio is greater than 1.0.

The Company also issued a press release announcing the new Facility.  A copy of the press release has been furnished as Exhibit 99.1 to this current report.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Facility.  The above description is qualified in its entirety by reference to the Facility, which is filed as Exhibit 10.1 to this current report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) In a letter dated February 26, 2007 addressed to the Company, Steven S. Harter resigned from the board of directors of the Company effective February 26, 2007.  Prior to his resignation Mr. Harter served on the audit committee of the board of directors.

Item 9.01 Financial Statements and Exhibits

The following exhibits are included herein:

10.1 Amended and Restated Credit Agreement by and among Comfort Systems USA, Inc., as Borrower and Wachovia Bank, N.A., as Lead Arranger and Administrative Agent / Bank of Texas, N.A., as Co-Agent / Capital One, N.A. as Co-Agent / and Certain Financial Institutions as Lenders.

99.1 Press release dated February 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORT SYSTEMS USA, INC.

By:	/s/ Trent T. McKenna
Trent T. McKenna, Vice President
and General Counsel

Date:  February 26, 2007